                                                                    Exhibit 10.6

March 17, 2003

Stephen Cooke
289 Pacific Street
Brooklyn, NY 11201

[Logo Omitted]

Dear Stephen:

I am pleased to extend an offer of employment by American Capital Access Service
Corporation to act as General Counsel of American Capital Access Holdings
Limited and its subsidiaries (ACA).

Your compensation will be as follows:

o   $250,000 per annum, payable bi-weekly in accordance with ACA's payroll schedule; and

o   Options for 0.40% of ACA common stock on a fully diluted basis to be vested over a three-year period as defined in ACA's Omnibus Incentive Compensation
    Plan (please see the attached schedule that sets forth a range of potential values for your options, subject to the caveat that there can be no assurance that any value will accrete to your options or, if valuable, when you may realize any such value).

o   A one time payment in the amount of $50,000 will be paid 90 days from the date of the commencement of your employment, contingent only on your continued employment on that date.

In addition, you will be eligible to receive a merit bonus award, in accordance with ACA guidelines, based on corporate as well as individual performance, subject to the approval of the Board of Directors. Your bonus this year will equal 100% of your base salary and will be payable on or before March 2004.

You will report to the undersigned in his capacity as the Chief Executive
Officer.

This offer of employment is contingent upon the receipt of evidence of your eligibility to work in the United States, as well as satisfactory results from an ACA-arranged drug screening.

Sincerely,

/s/ Michael Satz
----------------
Michael Satz
Chief Executive Officer

Cc: Mamie Chu

Director, Human Resources

This offer expires at close of business on Tuesday, March 18, 2003. Please indicate your acceptance of our offer by signing and returning the original copy of this letter to my attention at your earliest convenience, retaining a copy for your records. A copy may be faxed to my attention at the following number:
(212) 375-2322.

Accepted: /s/ Stephen Cooke       Date: 3/17/03
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          Stephen Cooke